Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 12, 2024, with respect to the consolidated financial statements of MYT Netherlands Parent B.V. and its subsidiaries, incorporated herein by reference.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany

March 10, 2025